As filed with the Securities and Exchange Commission on January 23, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

675 Ponce de Leon Avenue NE, Suite 4100
Delaware	Atlanta, Georgia 30308	26-3039436
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices) (Zip code)	(I.R.S. Employer Identification No.)

2018 Equity Incentive Plan
2018 Employee Stock Purchase Plan
(Full title of the plan)
Amit Gupta
Cardlytics, Inc.
675 Ponce de Leon Avenue NE, Suite 4100
Atlanta, Georgia 30308
(Name and address of agent for service)
(888) 798-5802
(Telephone number, including area code, of agent for service)

Copies to:
Mark Ballantyne
Trey Reilly
Cooley LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, VA 20190
(703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, Cardlytics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,562,851 additional shares of its common stock under the 2018 Equity Incentive Plan (the “2018 Plan”) and 500,000 additional shares of its common stock under the 2018 Employee Stock Purchase Plan (the “2018 ESPP”), pursuant to the provisions of the 2018 Plan and the 2018 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2018 Plan and the 2018 ESPP, as applicable, on January 1, 2025. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
PART II
ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a) The contents of the earlier registration statements related to the 2018 Plan and the 2018 ESPP, previously filed with the Commission on February 9, 2018 (File No. 333-222965), May 21, 2019 (File No. 333-231640), March 3, 2020 (File No. 333-236869), March 1, 2021 (File No. 333-253675), March 1, 2022 (File No. 333-263143), January 23, 2023 (File No. 333-269361) and January 29, 2024 (File No. 333-276737) are incorporated herein by reference and made a part of this Registration Statement.
(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 14, 2024.
(c) The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 from the Registrant’s definitive proxy statement on Schedule 14A, as filed with the Commission on April 12, 2024.
(d) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, which were filed with the Commission on May 8, 2024, August 7, 2024 and November 6, 2024, respectively.
(e) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 2, 2024 (with respect to Item 5.02 only), January 29, 2024 (with respect to Item 1.01 only), March 14, 2024, March 18, 2024, April 1, 2024, April 9, 2024 (with respect to Item 5.02 only), May 23, 2024, August 7, 2024 (with respect to Item 5.02 only) (as amended on Form 8-K/A on August 21, 2024), October 3, 2024 and November 4, 2024.
(f) The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on February 6, 2018 (File No. 001-38386) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Commission on March 3, 2020.
(g) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

Exhibit Number		Description
4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant
4.2	(2)	Amended and Restated Bylaws of the Registrant
4.3	(3)	2018 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise, Stock Option Grant Notice. Restricted Stock Unit Notice and Restricted Stock Agreement thereunder.
4.4	(4)	2018 Employee Stock Purchase Plan
4.5	(5)	Specimen stock certificate evidencing shares of Common Stock
5.1	(6)	Opinion of Cooley LLP
23.1	(6)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	(6)	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	(6)	Power of Attorney (included on the signature page of this Form S-8)
107	(6)	Filing Fee Table
(1)Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 12, 2018, and incorporated by reference herein.
(2)Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 12, 2018, and incorporated by reference herein.
(3)Previously filed as Exhibit 10.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 29, 2018, and incorporated by reference herein.
(4)Previously filed as Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 29, 2018, and incorporated by reference herein.
(5)Previously filed as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 29, 2018, and incorporated by reference herein.
(6)Filed herewith.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 23, 2025.

CARDLYTICS, INC.

By:	/s/ Amit Gupta
Amit Gupta
Chief Executive Officer

POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Amit Gupta, Nick Lynton and Alexis DeSieno, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amit Gupta	Chief Executive Officer and Director	January 23, 2025
Amit Gupta	(Principal Executive Officer)

/s/ Alexis DeSieno	Chief Financial Officer	January 23, 2025
Alexis DeSieno	(Principal Financial and Accounting Officer)

/s/ John Klinck	Chairperson	January 23, 2025
John Klinck

/s/ Jon Francis	Director	January 23, 2025
Jon Francis

/s/ Andre Fernandez	Director	January 23, 2025
Andre Fernandez

/s/ Srishti Gupta	Director	January 23, 2025
Srishti Gupta

/s/ Scott Hill	Director	January 23, 2025
Scott Hill

/s/ Liane Hornsey	Director	January 23, 2025
Liane Hornsey

/s/ Alex Mishurov	Director	January 23, 2025
Alex Mishurov